EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-226835, 333-249651 and 333-237684 on Form S-3, Form S-3 and Form S-8 of Co-Diagnostics, Inc. of our report dated March 25, 2021, relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of Co-Diagnostics, Inc. for the years ended December 31, 2020 and 2019.

Haynie & Company

Salt Lake City, Utah

March 25, 2021